UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 6, 2015

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 6, 2015, Energizer Holdings, Inc. (the “Company”), Energizer Receivables Funding Corporation (“ERF”), Energizer Battery, Inc. (“EBI”), Energizer Personal Care, LLC (“EPC”), The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch (“BTMU”), Victory Receivables Corporation (“Victory”), and Gotham Funding Corporation (“Gotham” and together with BTMU and Victory, the “Payoff Parties”), entered into a Payoff and Termination Agreement, pursuant to which ERF voluntarily prepaid all outstanding indebtedness, fees and other obligations owing to each of the Payoff Parties under the Third Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2009, as amended (the “RPA”), and terminated the RPA and related transaction documents. No early termination penalties were incurred by the Company, ERF, EBI or EPC.
Certain of the Payoff Parties or their affiliates have or may have had various relationships with us and our subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the Payoff Parties or their affiliates receive customary fees and, in some cases, out-of-pocket expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: May 6, 2015